UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 31, 2006
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California		95112 (Zip Code)
(Address of principal executive offices)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 99.1

Item 1.01.	Entry into a Material Definitive Agreement
     On August 31, 2006, our subsidiary, California Water Service Company (“CWSC”), sold $20,000,000 of 6.02% Series O Senior Notes due August 31, 2031 (the “Notes”) pursuant to a certain Note Agreement, dated March 1, 1999 (the “Note Agreement”), as supplemented by the Thirteenth Supplement, dated as of August 31, 2006 (the “13th Supplement”) between the Company and Teachers Insurance and Annuity Association of America (“Purchaser”). CWSC sold the Notes in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended.
     In accordance with the Note Agreement, the Notes and all other series of notes under the Note Agreement will become immediately due and payable if:
(a)	A custodian, liquidator, trustee or receiver is appointed for CWSC or any material subsidiary or for the major part of the property of either and is not discharged within sixty (60) days after such appointment;

(b)	CWSC or any material subsidiary (i) becomes insolvent or bankrupt, (ii) generally stops paying its debts as they become due, (iii) makes an assignment for the benefit of creditors, or (iv) applies for or consents to the appointment of a custodian, liquidator, trustee or receiver; or

(c)	Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against CWSC or any material subsidiary and, if instituted against CWSC or any material subsidiary, are consented to or are not dismissed within sixty (60) days after such institution.
     Furthermore, a holder of more than fifty percent (50%) in aggregate principal amount of the Notes may at any time at its option declare all the Notes immediately due and payable, if CWSC defaults under the terms of the Note Agreement. CWSC is considered to have defaulted under the Note Agreement if:
(a)	CWSC fails to pay interest on the Notes that is due for more than five (5) business days;

(b)	CWSC fails to pay principal on the Notes when due;

(c)	CWSC or any subsidiary fails to make principal or interest payments when due on any other debt in excess of $5,000,000 in principal amount outstanding and such default shall continue beyond any applicable grace period, if any;

(d)	An event triggers any acceleration provision under any indenture of CWSC or any subsidiary aggregating in excess of $5,000,000 in principal amount outstanding;

(e)	CWSC defaults in the observance or performance of certain specified covenants included in the Note Agreement or the 13th Supplement and such default is not cured;

(f)	Any representation or warranty made by CWSC in the Note Agreement or 13th Supplement, or made in any statement or certificate furnished by CWSC in connection with the Notes is untrue in any material respect as of the date of issuance or making the statement; or

(g)	Final judgment(s) for payment of money aggregating in excess of $5,000,000 is outstanding against CWSC or any subsidiary and such judgment(s) has remained unpaid, unvacated, unbonded or unstayed for a period of 45 days from the date of its entry.
     Finally, any holder of Notes may declare all the Notes held by it to be immediately due and payable, if CWSC: (a) fails to pay interest that is due on the Notes for more than five (5) business days; or (b) fails to pay principal on the Notes when due.
     The descriptions of the Note Agreement and 13th Supplement do not purport to be complete and are qualified in their entirety by reference to the Note Agreement (which is attached as Exhibit 4.1 to our 10-K for the year ended December 31,1999) and the 13th Supplement (which is attached as Exhibit 4.1 hereto).
     On October 24, 2003, Purchaser purchased $20,000,000 of 5.5% Series N Senior Notes due December 1, 2013 issued pursuant the Note Agreement, as supplemented by the Twelfth Supplement, dated October 24, 2003.
     We intend to use the net proceeds of the notes to reduce debt under CWSC’s revolving credit agreement and to finance future capital projects.

Item 2.03.	Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.
     We hereby furnish the following exhibits with this report:

Exhibit No.	Description

4.1	Thirteenth Supplement between California Water Service Group and Teachers Insurance and Annuity Association of America, dated August 31, 2006, to Note Agreement, dated March 1, 1999, pertaining to the issuance of $20,000,000 6.02% Series O Unsecured Senior Notes due 2031

99.1	Press Release issued August 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: September 1, 2006	By: Name:	/s/ Calvin L. Breed Calvin L. Breed
	Title:	Controller, Assistant Secretary and Assistant Treasurer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Thirteenth Supplement between California Water Service Group and Teachers Insurance and Annuity Association of America, dated August 31, 2006, to Note Agreement, dated March 1, 1999, pertaining to the issuance of $20,000,000 6.02% Series O Unsecured Senior Notes due 2031

99.1	Press Release issued August 31, 2006